UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ST. JOSEPH, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________
(2)	Aggregate number of securities to which transaction applies: ______________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________

(4)	Proposed maximum aggregate value of transaction: ______________
(5)	Total fee paid: ______________

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ______________
(2)	Form, Schedule or Registration Statement No.: ______________
(3)	Filing Party: ______________
(4)	Date Filed: ______________

Note.  Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquirees that meet the definition of "small business issuer" under Rule 12b-2 of the Exchange Act (§240.12b-2) shall refer to the disclosure items in Regulations S-B (§228.10 et seq. of this chapter) and not Regulation S-K (§229.10 et seq. of this chapter). If there is no comparable disclosure item in Regulation S-B, small business issuers need not provide the information requested. Small business issuers shall provide the financial information in Item 310 of Regulation S-B in lieu of any financial statements required by Item 1 of §240.14c-101.

ST. JOSEPH, INC.
4870 S. Lewis, Suite 250
Tulsa, OK 74105
Telephone: (918) 742-1888
Facsimile: (918) 749-0555

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF SHAREHOLDERS WITH A MAJORITY OF THE VOTING RIGHTS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

TO ALL STOCKHOLDERS OF ST. JOSEPH, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of St. Joseph, Inc., a Colorado corporation (the "Company"), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed to be effective 20 days from the date of the delivery of this Information Statement to you. The Written Consent authorizes the following corporate actions:

1.	the election of five Directors for a term of one year or until their successors are duly elected and qualified; and

2.	the ratification of the appointment of Cordovano & Honeck, LLP, as our independent public accountants.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on August 30, 2009 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being sent to on or about September 22, 2009 to all stockholders of record as of the Record Date.

Under Colorado law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

September 22, 2009

By order of the Board of Directors

/s/ Gerald McIlhargey
Gerald McIlhargey
Acting President and Director

ST. JOSEPH, INC.
4870 S. Lewis, Suite 250
Tulsa, OK 74105
Telephone: (918) 742-1888
Facsimile: (918) 749-0555

INFORMATION STATEMENT ON SCHEDULE 14C

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

At August 30, 2009, we had 10,406,802 shares of common stock issued and outstanding.  Each shareholder is entitled to one vote per share.  Holders of our preferred stock have no voting rights in respect of the shares of preferred stock held by them.

Only shareholders of record at the close of business as on August 30, 2009 (the “Record Date”) are entitled to notice of this Information Statement.

The following table sets forth certain information regarding the shares of our outstanding common stock beneficially owned as of the date hereof by (i) each of the our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of the our common stock based upon 10,406,802 issued common shares.

Name and Address of Beneficial Owners	Number of Shares of Common Stock	Percent Ownership (1)	Number of Shares of Series A Preferred Stock	Percent Ownership (1)
Named Executive Officers and Directors(2)

Gerald McIlhargey	889,923(3)	8.47%	0	0%
Acting President and Director

Kenneth L. Johnson	150,000(4)	1.43%	0	0%
Secretary, Treasurer and Director

Bruce Schreiner	50,000(4)	0.48%	0	0%
Director

Donal Ford	75,000(4)	0.72%	0	0%
Director

Maureen O’Brien	75,000(4)	0.72%	0	0%
Director

John Blackmon	79,954	0.76%	0	0%
President of Staf*Tek

Directors and Executive Officers as a Group
(Six Persons)	1,319,877	11.27%	0	0%

Beneficial Owners of in Excess of 5% (other than
Named Executive Officers and Directors)

Hong Kong Base Limited	1,450,000	13.93%	0	0%
Unit C 26/F
338 Hennessy Road
Wanchai, Hong Kong

Phyllis Bell	560,000(5)	5.22%	330,000	85.45%
Route 1 Box 650
Haskell, OK 74436

Desert Projects, Inc.	1,116,667	10.73%	0	0%
576 Nicola St.
Vancouver, B.C.
Canada V6G 3J7

*	Represents beneficial ownership of less than 1%.
(1)
Based on 10,406,802 shares of common stock issued and outstanding; 386,208 shares of Series A Preferred Stock issued and outstanding: As of August 30, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and except as noted below.

(2)	The address of the executive officers and directors is c/o St. Joseph, Inc., 4870 S. Lewis, Suite 250, Tulsa, OK.
(3)	Includes options to purchase up to 100,000 shares our common stock at an exercise price of $1.05 per share and 689,923 shares held by COLEMC Investments, Ltd., an entity controlled by Mr. McIlhargey.
(4)	Includes options to purchase up to 50,000 shares of our common stock at an exercise price of $1.05 per share.
(5)	Includes 330,000 shares that Ms. Bell has the right to acquire within 60 days through conversion of our Series A Preferred Stock and includes 60,000 shares held by a trust controlled by Ms. Bell.

ELECTION OF DIRECTORS

Five Directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name	Age	Position
Gerald McIlhargey	63	President and Director
Kenneth L. Johnson	50	Secretary, Treasurer and Director
Bruce Schreiner	54	Director
Donal Ford	54	Director
Maureen O’Brien	60	Director

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

DIRECTORS AND EXECUTIVE OFFICERS

Gerald McIlhargey - Mr. McIlhargey has been a Director of St. Joseph since March of 2004. Mr. McIlhargey has spent over 25 years in management consulting for public companies. In his various management roles, Mr. McIlhargey has extensive experience in Marketing and Manufacturing as well as the Financing of Public Companies. Mr. McIlhargey has had a key role with several public companies, including International Corona Resources, Collingwood Energy, Sense Technologies Inc. and Maple Leaf Petroleum. Mr. McIlhargey received a Bachelor of Education degree from Simon Fraser University in British Columbia, Canada in 1972.

Kenneth L. Johnson - Mr. Johnson has been a Director and Secretary/Treasurer of the Company since April of 2000. Mr. Johnson has been the Secretary/Treasurer and Director of Staf*Tek from December of 2003, to the present. For the past twelve years, Mr. Johnson has been employed by College Bookstore Management Systems (CMBS), a division of Nebraska Book Co., Inc. A provider of point of sale and inventory control computer software for the college bookstore industry. Currently Mr. Johnson is a member of the PRISM development team. Mr. Johnson is involved in product development, quality assurance, customer support and training. Mr. Johnson graduated from Hastings College in 1985, earning a Bachelor of Arts Degree in Business Administration.

Bruce E. Schreiner, CPA - Mr. Schreiner, CPA, has been a Director of the Company since October of 2003. Mr. Schreiner has also been a Director of Staf*Tek Services, Inc. since October, 2003, to the present. Mr. Schreiner is a partner in the accounting firm of Schroeder & Schreiner, P.C. He served as an Agent with the Internal Revenue Service for over five years, culminating in an appointment to the Technical and Review Staff of Omaha, Nebraska, for the Nebraska District. Mr. Schreiner is a member of the American Institute and Nebraska Society of Certified Public Accountants and the Grand Island Area Chamber of Commerce. Mr. Schreiner is currently on the Board of Directors of Sense Technologies, Inc., a public company. Mr. Schreiner graduated magna cum laude from Hastings College in 1975 earning a Bachelor of Arts Degree in both Economics and Business Administration with emphasis in accounting.

Donal Kent Ford - Mr. Ford has been a Director of the Company since August 24, 2006. For the past ten years Mr. Ford has been President of Pinnacle Financial Services, Inc., a Third Party Administrator for Pension and Profit Sharing Plans located in Lantana, FL. Mr. Ford is a Credentialed Member of the American Society of Pension Actuaries and is actively involved in the South Florida Benefits Council. Mr. Ford has a Bachelor of Science in Business Administration from the University of Florida and a Doctor of Chiropractic from Life University.  He is also a Certified Pension Consultant with the American Society of Pension Professionals and Actuaries.

Maureen O’Brien - Ms. O’Brien has been a Director of the Company since August 24, 2006. For the past two years Ms. O'Brien has worked as Executive Assistant to David Core, CEO of Pinnacle Financial Services, Inc. For seven years prior to that Ms. O'Brien specialized in start up ventures with Real Applications, Inc.

Term of Office

Our directors are elected for a one-year term to hold office until the next annual general meeting of our shareholders, or until removed from office in accordance with our bylaws and applicable law. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Family Relationships

There are no family relationships among the our officers and directors, nor are there any arrangements or understanding between any of the directors or officers of our Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:

(1)	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2)	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors; Meetings

During the year ended December 31, 2008, the entire Board met six times and acted seven times by unanimous written consent. During fiscal year 2008, no director attended fewer than 75% of the aggregate number of meetings of the Board and committees on which such director served.

The Board has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a separate Nominating Committee and performs all of the functions of that committee.

The Audit Committee

The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications, independence and performance and our compliance with legal requirements. The Audit Committee has adopted a written charter, which was mailed to its shareholders in 2006. During the year ended December 31, 2008, the Audit Committee met two times. Bruce Schreiner, Donal Ford, and Maureen O’Brien are the current members of the Audit Committee.

Since we are not a "listed" company, we are not subject to rules requiring the members of our Audit Committee to be independent; however we use the rules of The NASDAQ Stock Market in determining whether directors are independent for disclosure purposes.  Based on its review of the applicable rules of The NASDAQ Stock Market governing audit committee membership, the Board believes that all members of the Audit Committee are "independent" within the meaning of such rules.

The Securities and Exchange Commission (“SEC”) requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee.  Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board believes that one member of the Audit Committee, Mr. Schreiner, qualifies as an Audit Committee Financial Expert. Each of the other current members have made significant contributions and provided valuable service to St. Joseph and its stockholders as members of the Audit Committee and the Board believes that each of them has demonstrated that he is capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rule adopted by the SEC. Given the business experience and acumen of these individuals and their service as members of the Audit Committee, the Board believes that each of them is qualified to carry out all duties and responsibilities of the Audit Committee.

Compensation Committee

The Compensation Committee recommends to the Board annual salaries for senior management and reviews all company benefit plans.  During the year ended December 31, 2008, the Compensation Committee met one time and reviewed the compensation of all St. Joseph employees. The current members of the Compensation Committee are Bruce Schreiner, Kenneth Johnson, and Donal Ford.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and persons who are the beneficial owners of more than 10% of the common stock of the Company are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon review of the copies of such reports furnished to us during, and with respect to, the fiscal year ended December 31, 2008 or any written representations we received from a director, officer, or beneficial owner of more than 10% of our common stock that no other reports were required during that period, we believe that, for the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our reporting persons were met.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.  The code of ethics can be viewed on our website: www.stjosephinc.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than disclosed below, none of the directors or executive officers of the Company nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any promoter of the Company, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of the Company’s 2008 fiscal year or in any presently proposed transaction which, in either case, has or will exceed one percent of the average of the Company’s total assets at year end for the last two completed fiscal years. The Company has not entered into transactions with any member of the immediate families of the foregoing persons, nor is any such transaction proposed.

Gerald McIlhargey

On January 5, 2009, COLEMC Investments, Ltd., a Canadian company owned by Gerald McIlhargey, President and a Director of our Company, purchased 500,000 shares of our common stock in a private placement for $0.05 per share. These shares are deemed to be beneficially owned by Mr. McIlhargey.

Desert Projects Inc. and James Ralph Houston

On January 3, 2009, Desert Projects, Inc., a 10%+ shareholder of the Company, purchased 400,000 shares of our common stock in a private placement for $0.05 per share.  Desert Projects, Inc. is a Nevada corporation beneficially owned by James Ralph Houston.

Hong Kong Base, Ltd.

On February 16, 2009, Hong Kong Base, Ltd., a 10%+ shareholder of the Company, purchased 500,000 shares of our common stock in a private placement for $0.05 per share.  Hong Kong Base, Ltd. is a Hong Kong company beneficially owned by Miss Yvonne Chun Siu Fun.

Review, Approval or Ratification of Transactions with Related Persons

Because of our small size, the Company does not have any formal written polices and procedures for the review, approval or ratification of transactions with related persons. Such transactions are considered by the Company’s management and Board of Directors on a case by case basis.

EXECUTIVE COMPENSATION

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during 2006, 2007 and 2008:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Com- pensation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All other Compen- sation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)

Gerald	2006	-	-	-	$36,300	(1)	-	-	-	$36,300
McIlhargey	2007	-	-	-	-		-	-	-	-
President, CEO and Director	2008	-	-	-	-		-	-	-	-
Kenneth L.	2006	-	-	-	$18,150	(2)	-	-	-	$18,150
Johnson,	2007	-	-	-	-		-	-	-	-
Secretary, Treasurer and Director	2008	-	-	-	-		-	-	-	-
John	2006	$72,000	-	-	$18,150	(2)	-	-	-	$18,150
Blackmon,	2007	$72,000	-	-	-		-	-	-	-
President of Staf*Tek Services, Inc.	2008	$92,000	-	-	-		-	-	-	$92,000

(1)
Calculated pursuant to FAS 123R. Consists of options to purchase 100,000 shares of common stock at an exercise price of $1.05 per share, which was the fair market price as of the date of the grant, August 24, 2006.  The options expire August 24, 2011.

(2)
Calculated pursuant to FAS 123R. Consists of options to purchase 50,000 shares of common stock at an exercise price of $1.05 per share, which was the fair market price as of the date of the grant, August 24, 2006.  The options expire August 24, 2011.

Compensation Summary

Gerald McIlhargey. Mr. McIlhargey was appointed President and Chief Executive Officer of our Company on May 17, 2006. Mr. McIlhargey has served as a Director of our Company since March of 2004. We do not have an employment agreement with Mr. McIlhargey and he is not receiving any compensation for serving as our Acting President. On August 24, 2006, he received options to purchase 100,000 shares of our common stock for agreeing to serve as a director on our Board. The options have an exercise price of $1.05 per share and expire on August 24, 2011.

Kenneth L. Johnson. We do not have an employment agreement with Mr. Johnson and he is not receiving any compensation for serving as our Secretary and Treasurer. On August 24, 2006, he received options to purchase 50,000 shares of our common stock for agreeing to serve as a director on our Board. The options have an exercise price of $1.05 per share and expire on August 24, 2011.

John Blackmon.  Mr. Blackmon is the President of our wholly-owned subsidiary, Staf*Tek Services, Inc. We do not have an employment agreement with Mr. Blackmon.  He receives an annual salary of $92,000 as compensation for serving as Staf*Tek Services, Inc.’s President.  On August 24, 2006, he received options to purchase 50,000 shares of our common stock for agreeing to serve as President of Staf*Tek Services, Inc. The options have an exercise price of $1.05 per share and expire on August 24, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL-END

The following table provides information concerning equity awards as of our 2008 fiscal year end, December 31, 2008, held by each of our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expira-tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gerry McIlhargey	100,000	-	-	$1.05	August 24, 2011	-	-	-	-

Kenneth L. Johnson	50,000	-	-	$1.05	August 24, 2011	-	-	-	-

John Blackmon	50,000	-	-	$1.05	August 24, 2011	-	-	-	-

Director Compensation

The directors receive no annual compensation other than the options they received for serving on the board of directors of St. Joseph; however, they are reimbursed for out-of-pocket expenses incurred in connection with the Company's business.

On August 24, 2006 each of the directors listed below received fully vested options to purchase up to 50,000 shares of our common stock for agreeing to serve as our directors.  The options have an exercise price of $1.05 and expire on August 24, 2011.  All of these options were still outstanding and unexercised as of December 31, 2008.

As shown by the following table, none of our directors who are not executive officers received any compensation during our fiscal year ended December 31, 2008:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Bruce Schreiner	-	-	-	-	-	-	-

Donal Ford	-	-	-	-	-	-	-

Maureen O’Brien	-	-	-	-	-	-	-

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

INDEPENDENT PUBLIC ACCOUNTANTS

We appointed the accounting firm of Cordovano and Honeck, LLP, located at 88 Inverness Circle East, Building M-103, Englewood, Colorado 80112, to serve as our independent auditors for the fiscal years ended December 31, 2008 and 2007.  During our fiscal years 2008 and 2007, accrued fees owed to Cordovano and Honeck, LLP are as follows:

Audit Fees

2008	2007
$26,585.00	$22,420.00

Audit Fees and Audit Related Fees consist of fees billed for professional services rendered for auditing our Financial Statements, reviews of interim Financial Statements included in quarterly reports, services performed in connection with other filings with the Securities & Exchange Commission and related comfort letters and other services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

Tax Fees

2008	2007
$0.00	$0.00

Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All Other Fees
2008	2007
$0.00	$0.00

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.  20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

The Board of Directors of the Company knows of no matters, other than those described in this Information Statement, which have been recently approved or considered by the holders of the Company's Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gerald McIlhargey
Gerald McIlhargey
Acting President
Dated September 22, 2009